Exhibit 99.1

Twist Bioscience Reports Second Quarter Fiscal 2021 Financial Results

-- Revenue Growth of 62% over Fiscal 2020 Second Quarter --

-- Order Growth of 69% Year over Year --

-- Gross Margin of 39% for the Quarter --

SOUTH SAN FRANCISCO, Calif. – May 6, 2021 – Twist Bioscience Corporation (NASDAQ: TWST), a company enabling customers to succeed through its offering of high-quality synthetic DNA using its silicon platform, today reported financial results and business highlights for the second quarter of fiscal 2021 ended March 31, 2021.

“The second quarter of our fiscal year delivered growth across all four areas of our business, with increasing revenue and very strong orders building momentum for the second half of the year,” said Emily M. Leproust, Ph.D., CEO and co-founder of Twist Bioscience. “We signed new biopharma partnerships with multiple associated programs, and we continue to drive increasing density for our data storage vertical.

“For the second half of fiscal 2021 we expect continued growth of our NGS and synbio customer base as we build out the Factory of the Future in Oregon. We intend to advance all programs with our biopharma partners while simultaneously generating data to support out-licensing for our proprietary antibodies. In addition, for data storage, we will continue to pursue innovative engineering and collaborate across the DNA Data Storage Alliance to prepare the market for this novel storage medium.”

FISCAL 2021 SECOND QUARTER FINANCIAL RESULTS

•	Orders: Total orders received for the second quarter of fiscal 2021 were $41.7 million, compared to $24.6 million for the same period of fiscal 2020.

•	Revenue: Total revenues were $31.2 million for the second quarter of fiscal 2021 compared to $19.3 million for the same period of fiscal 2020.

•	Cost of Revenues: Cost of revenues for the second quarter of fiscal 2021 was $19.0 million compared to $13.6 million for the same period of fiscal 2020.

•	Research and Development Expenses: Research and development expenses for the second quarter of fiscal 2021 were $15.8 million compared to $10.6 million for the same period of fiscal 2020.

•	Selling, General and Administrative Expenses: Selling, general and administrative expenses for the second quarter of fiscal 2021 were $34.4 million compared to $27.2 million for the same period of fiscal 2020.

•	Net Loss: Net loss for the second quarter of fiscal 2021 was $37.9 million, or $0.78 per share, compared to $31.8 million, or $0.85 per share, for the second quarter of fiscal 2020.

•	Cash Position: As of March 31, 2021, the company had $555.7 million in cash, cash equivalents and short-term investments.

"We increased our margin to 39%, reflecting the impact of scaling our revenue, leveraging our fixed costs and the benefit of higher NGS product mix,” commented Jim Thorburn, CFO of Twist. “Importantly, the solid results demonstrate excellent execution across all teams at Twist.”

Fiscal Second Quarter 2021 and Recent Highlights

•	Shipped products to approximately 1,700 customers in the second quarter of fiscal 2021 versus approximately 1,400 in the same period of fiscal 2020.

•	Exercised our right of first refusal which gives a cost-effective option to double manufacturing capacity at the “Factory of the Future” just outside of Portland, Oregon

•	Launched the Twist NGS Methylation Detection System, a robust, end-to-end sample preparation and target enrichment solution for identifying methylated regions in the human genome. DNA methylation plays a key role in many biological processes including cancer.

•	Received Emergency Use Authorization (EUA) from the U.S. Food and Drug Administration (FDA), together with Biotia, for the SARS-CoV-2 Next-Generation Sequencing (NGS) Assay.

•	Partnered with Watchmaker Genomics to enable innovative research across a wide range of high throughput sequencing applications including tumor profiling, inherited disease detection, liquid biopsy assays and minimal residual disease monitoring.

•	Added new synthetic RNA controls to develop, validate and verify tests for SARS-CoV-2. The new controls include the B.1.351 (first identified in South Africa) and P.1 (first identified in Brazil) variants of SARS-CoV-2.

•	Announced three new NGS customers in APAC: Berry Genomics, Victoria Clinical Genetics Services (VCGS) and AcornMed Biotechnology.

•	Announced three new Twist Biopharma collaborations with Kyowa Kirin, Stanford’s Innovate Medicines Accelerator and Pure Biologics, bringing the total number of partners to 21. Twist Biopharma is now advancing 25 active programs through its partners, 17 of which have milestones and royalties. Additionally, nine programs are now completed.

•	Published positive preclinical data demonstrating that GLP-1R antibodies identified from Twist Biopharma’s proprietary G-protein coupled receptor (GPCR) libraries showed potent blood glucose control. Glucagon-like peptide-1 receptor (GLP-1R) is a class B GPCR that acts as the receptor for the incretin GLP-1, a peptide released to regulate insulin levels in response to food intake. The data were published online in mAbs.

•	Exercised our option to purchase all rights to a G-coupled protein receptor (GPCR) library and its proprietary Twist Antibody Optimization software, both developed in collaboration with Distributed Bio.

•	Named one of Fast Company’s World’s Most Innovative Companies for 2021.

•	Earned Great Place to Work certification™.

Fiscal 2021 Financial Guidance

The following statements are based on Twist’s current expectations for fiscal 2021. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below. Twist does not plan to update, nor does it undertake any obligation to update, this outlook in the future.

For the full fiscal year 2021, Twist provided the following updated financial guidance:

•	Increasing revenue guidance in the range of $121 million to $129 million

o	Revenue from Ginkgo Bioworks expected to be in the range of $11 to $12 million

o	Synbio revenue excluding Ginkgo Bioworks is expected to be in the range of $43 to $46 million

o	NGS revenue is estimated to be in the range of $62 to $66 million

o	Biopharma revenue is estimated to be approximately $5 million

•	Gross margin is expected to be 36% to 38% for fiscal 2021

•	Operating expenses including R&D and SG&A are expected to be $192 million for the year

•	Net loss expected in the range of $144 million to $150 million to reflect our increased investments in our commercial organization and research and development activities

o	R&D is expected to be approximately $66 million

o	Stock-based compensation is expected to be approximately $33 million

o	Depreciation is expected to be $10 million

o	Capital expenditures are expected to be $40 million, including expansion into “Factory of the Future”

Conference Call Information

The company plans to hold a conference call and live audio webcast for analysts and investors today at 4:30 p.m. Eastern Time to discuss its financial results and provide an update on the company’s business. The call can be accessed by dialing (866) 688-0947 (domestic) or (409) 217-8781 (international) and refer to the conference ID 4647559. A telephonic replay of the conference call will be available beginning approximately four hours after the call through May 20, 2021 and may be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay conference ID is 4647559. The webcast replay will be available for two weeks.

Given the circumstances globally, it is recommended to dial-in at most 15 to 20 minutes prior to the call start to reduce waiting times. If a participant will be listen-only, they are encouraged to listen via the webcast on Twist’s investor page.

About Twist Bioscience Corporation

Twist Bioscience is a leading and rapidly growing synthetic biology and genomics company that has developed a disruptive DNA synthesis platform to industrialize the engineering of biology.

The core of the platform is a proprietary technology that pioneers a new method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. Twist is leveraging its unique technology to manufacture a broad range of synthetic DNA-based products, including synthetic genes, tools for next-generation sequencing (NGS) preparation, and antibody libraries for drug discovery and development. Twist is also pursuing longer-term opportunities in digital data storage in DNA and biologics drug discovery. Twist makes products for use across many industries including healthcare, industrial chemicals, agriculture and academic research.

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Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements under the heading “Fiscal 2021 Financial Guidance” and contained in the quotations of our Chief Executive Officer and Chief Financial Officer.as well as statements regarding future growth and expansion plans and Twist’s other expectations regarding its future financial performance. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties of the duration, extent and impact of the COVID-19 pandemic, including any reductions in demand for our products (or deferred or canceled orders) globally or in certain regions; the ability to attract new customers and retain and grow sales from existing customers; risks and uncertainties of rapidly changing technologies and extensive competition in synthetic biology could make the products Twist is developing obsolete or non-competitive; uncertainties of the retention of significant customers; supply chain and other disruptions caused by the COVID-19 pandemic or otherwise; risks of third party claims alleging infringement of patents and proprietary rights or seeking to invalidate Twist’s patents or proprietary rights; and the risk that Twist’s proprietary rights may be insufficient to protect its technologies. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist’s business in general, see Twist’s risk factors set forth in Twist’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on February 9, 2021 and subsequent filings with the SEC. In addition, many of the foregoing risks and uncertainties are, and could be, exacerbated by the COVID-19 pandemic and any worsening of global or regional business and economic environment as a result. We cannot at this time predict the extent of the impact of the COVID-19 pandemic and any resulting business or economic impact, but it could have a material adverse effect on our business, financial condition, results of operations and cash flows. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist Bioscience specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACT:

Angela Bitting

SVP, Corporate Affairs

925- 202-6211

abitting@twistbioscience.com

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Twist Bioscience Corporation

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands)

	Three months ended March 31,		Six months ended March 31,
	2021	2020	2021	2020
Revenues	$31,204	$19,297	$59,364	$36,461
Operating expenses:
Cost of revenues	19,028	13,564	37,190	27,356
Research and development	15,791	10,629	29,791	20,926
Selling, general and administrative	34,389	27,190	63,181	53,595
Litigation settlement	-	-	-	22,500
Total operating expenses	$69,208	$51,383	$130,162	$124,377
Loss from operations	$(38,004)	$(32,086)	$(70,798)	$(87,916)
Interest income	157	576	291	1,140
Interest expense	(95)	(215)	(213)	(463)
Other income (expense), net	84	18	8	(69)
Provision for income taxes	(61)	(61)	(107)	(98)
Net loss attributable to common stockholders	$(37,919)	$(31,768)	$(70,819)	$(87,406)
Net loss per common share, basic and diluted	$(0.78)	$(0.85)	$(1.50)	$(2.49)
Weighted average shares used in computing net loss per share attributable to common stockholders—basic and diluted	48,709	37,164	47,340	35,058

Twist Bioscience Corporation
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	March 31, 2021	September 30, 2020
Assets
Cash and cash equivalents	$399,329	$93,667
Short-term investments	156,329	196,335
Accounts receivable, net	27,290	26,376
Inventories	15,838	12,289
Prepaid expenses and other current assets	9,213	6,203
Total current assets	607,999	334,870
Property and equipment, net	31,975	25,466
Operating lease right-of-use assets	30,997	33,699
Other non-current assets	6,318	4,847
Total assets	$677,289	$398,882
Current liabilities
Accounts payable	$8,528	$4,830
Accrued liabilities	18,169	18,846
Current portion of long-term debt	3,168	3,333
Current portion of operating lease liabilities	6,514	6,409
Other current liabilities	4,063	2,611
Total current liabilities	40,442	36,029
Operating lease liabilities, net of current portion	22,244	24,837
Long-term debt, net of current portion	-	1,403
Other non-current liabilities	422	351
Total liabilities	63,108	62,620
Total stockholders’ equity (deficit)	$614,181	$336,262
Total liabilities and stockholders’ equity	$677,289	$398,882